NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

                                 NONCOMPETITION,
                       SEVERANCE AND EMPLOYMENT AGREEMENT
                                     Between
             THE SOUTH FINANCIAL GROUP, INC. and Kendall L. Spencer


         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this ____ day of _________, 2002, by and between Kendall L. Spencer, an individual (the "Executive"), and The South Financial Group, Inc., a South Carolina corporation and financial institution holding company headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.


                               W I T N E S S E T H

         WHEREAS the Company's Board of Directors (the "Board") believes that the Executive has been instrumental in the success of the Company since its inception in 1986;

         WHEREAS the Company desires to continue to employ the Executive as Executive Vice President, Director of Retail Banking of the Company and in such other capacities as the Executive is currently employed as of the date hereof;

         WHEREAS the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as the Executive Vice President, Director of Retail Banking of the Company having such duties and responsibilities as are set forth in Section 3 below.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Cause" shall mean: (i) fraud; (ii) embezzlement; (iii) conviction of the Executive of any felony; (iv) dereliction of duties; or (v) a material breach of, or the wilful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under this Agreement; (vi) any act of moral turpitude or wilful misconduct by the Executive intended to result in personal enrichment of the Executive at the expense of the Company, or any of its affiliates or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); (vii) intentional material damage to the property or business of the Company; (viii) gross negligence; or (ix) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

         "Change in Control" shall mean:

                  (i) The acquisition, directly or indirectly, by any Person of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities other than an acquisition by:

                           (A) any employee plan established by the Company;

                           (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act);

                           (C)      an underwriter temporarily holding
                                    securities pursuant to an offering of such securities;

                           (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; or

                           (E)      merger, consolidation, or similar
                                    transaction of the Company with any other corporation which is duly approved by the stockholders of the Company;

                  (ii) During any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or
         (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                  (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform Executive's duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive following a Change in Control which, in the sole judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as Executive Vice President, Director of Retail Banking of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with Executive's positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a change in the terms or status (including the termination date) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Jacksonville, Florida metropolitan area; or (v) a significant increase in the Executive's travel requirements (collectively "Status Changes"); provided, however, Executive must elect to terminate Executive's employment within two (2) years of the Status Change on which Executive bases Executive's employment termination.

         "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

         3. Duties. During the Term hereof, the Executive shall have such duties and authority as are typical of the Executive Vice President, Director of Retail Banking of a company such as the Company, including, without limitation, those specified in the Company's Bylaws. Executive agrees that during the Term hereof, he will devote Executive's full time, attention and energies to the diligent performance of Executive's duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of Executive's duties hereunder.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a term of three years (the "Term") commencing on the date hereof.

         5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.

                           5.1.1 If the Company terminates Executive's
                  employment under this Agreement pursuant to clauses (i), (ii) or (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in and subject to the terms of
                  Section 5.2.3 below without the application of Section 5.2.4 below.

                           5.1.2 If the Company terminates Executive pursuant to
                  clause (iv) of Section 5.1 and there has been a Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, aggregate compensation and benefits provided in Section 6 equal to two times Executive's annual compensation being paid at the time of termination. If the Company terminates Executive pursuant to clause (iv) of Section 5.1 and in the absence of a Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, an amount equal to the compensation and benefits that would otherwise be provided to Executive in Section 6 hereof for the remaining Term of this Agreement with a minimum of one times Executive's annual compensation being paid at the time of termination. For purposes of determining bonus compensation under Section 6, if any, which is not fixed, the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination. If the Executive has not been employed by the Company for at least three years, the annual amount of such unfixed bonus compensation, if any, shall be deemed to be equal to the average of such compensation over the period of time the Executive was employed by the Company immediately prior to the termination. In the event the Executive has been employed by the Company less than one year, the annual amount of such bonus compensation shall be deemed to be equal to the target bonus amount, if any, for the year in which such termination occurs.

                           5.1.3 In the event of such termination pursuant to
                  clause (iv) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or Executive's total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.1.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon Executive's actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, Executive's dependents, beneficiaries and estate. Subject to applicable legal limits to the contrary, including, without limitation, limits applicable to incentive stock options under the Code, in the event of termination pursuant to clause (iv) of Section 5.1, Executive shall have three (3) years from the date of such termination to exercise any outstanding stock options.

                  5.2 By Executive. Executive shall have the right to terminate Executive's employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company;
         (ii) there is a Voluntary Termination; or (iii) there is an Involuntary Termination.

                           5.2.1 If Executive terminates Executive's employment
                  other than pursuant to clauses (i), (ii) or (iii) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination.

                          5.2.2 If Executive terminates Executive's employment
                  hereunder pursuant to clause (i) of Section 5.2 and there has been a Change in Control, or pursuant to clause (iii) of
                  Section 5.2, Executive shall be entitled to receive Executive's base salary and other benefits due Executive through the termination date, less applicable taxes and other deductions, and receive immediately in a lump sum as severance, aggregate compensation and benefits provided in
                  Section 6 equal to two times Executive's annual compensation being paid at the time of termination. If the Executive terminates Executive's employment pursuant to clause (i) of
                  Section 5.2 and in the absence of a Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, an amount equal to one times Executive's annual compensation being paid at the time of termination. For purposes of determining bonus compensation under Section 6, if any, which is not fixed, the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination. If the Executive has not been employed by the Company for at least three years, the annual amount of such unfixed bonus compensation , if any, shall be deemed to be equal to the average of such compensation over the period of time the Executive was employed by the Company immediately prior to the termination. In the event the Executive has been employed by the Company less than one year, the annual amount of such bonus compensation shall be deemed to be equal to the target bonus amount, if any, for the year in which such termination occurs.

                           5.2.3 If Executive terminates Executive's employment
                  pursuant to clause (ii) of Section 5.2 and there has been a Change in Control, Executive shall be entitled to receive Executive's base salary and other benefits due Executive through the termination date less applicable taxes and other deductions and receive immediately in a lump sum as severance aggregate compensation and benefits provided in Section 6 equal to one times Executive's annual compensation being paid at the time of Voluntary Termination. For purposes of determining bonus compensation under Section 6, if any, which is not fixed, the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination. If the Executive has not been employed by the Company for at least three years, the annual amount of such unfixed bonus compensation, if any, shall be deemed to be equal to the average of such compensation over the period of time the Executive was employed by the Company immediately prior to the termination. In the event the Executive has been employed by the Company less than one year, the annual amount of such bonus compensation shall be deemed to be equal to the target bonus amount, if any, for the year in which such termination occurs.

                           5.2.4 In addition, in the event of such termination
                  pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or Executive's total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.2.4 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon

                  Executive's actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, Executive's dependents, beneficiaries and estate. Subject to applicable legal limits to the contrary including, without limitation, limits applicable to incentive stock options under the Code, in the event of termination pursuant to clauses (i) through (iii) of Section 5.2, Executive shall have three (3) years from the date of such termination to exercise any outstanding stock options.

         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that Executive's salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive a base established by the Board which for the first year of the Term shall be not less than the highest annual salary rate of the Executive for the past three years. Executive's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased for such year.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Board may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan.

                  6.3 Long Term Incentive Compensation Plan. During the Term hereof, the Board may pay to Executive long term incentive cash bonuses in accordance with the Long Term Incentive Compensation Plan.

                  6.4 Supplemental Executive Benefit Plan. During the Term hereof, Executive shall be entitled to participate in The South Financial Group Supplemental Executive Benefit Plan.

                  6.5 Stock Options and Restricted Stock. During the Term hereof, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the Company's Long Term Incentive Compensation Plan.

                  6.6 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to executives in similar positions for so long as the Company provides such benefits. Executive shall also be entitled to participate in all other benefits accorded general Company employees.

         7. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

        8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of Executive's employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by Executive in connection with Executive's employment hereunder (including all copies of the foregoing) in Executive's possession or control and all of the Company's equipment and other materials in Executive's possession or control. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1(iv), or by Executive pursuant to Section 5.2(i) or Section 5.2.1, Executive shall not enter into an employment relationship or a consulting arrangement with any other bank, thrift, lending or financial institution of any type headquartered or having a physical presence in the State of South Carolina, or any county in the States of Florida or North Carolina in which the Company or its affiliates has a physical presence or conducts business operations (hereinafter a "competitor") within one year of the date of the termination of employment (the "Noncompete Period"). The obligations contained in this Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. In the event that Executive's employment is terminated for any reason following a Change in Control (whether by the Company or Executive), it is expressly acknowledged that there shall be no limitation on any activity of Executive, including direct competition with the Company or its successor, and Company shall not be entitled to injunctive relief with respect to any such activities of Executive.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity, including but not limited to a competitor, (i) induce or attempt to induce any employee of Company to leave the employ of Company or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation with Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                  9.2 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
         Section 9 are reasonable.

                 9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Trust. Notwithstanding anything to the contrary in this Agreement, in lieu of direct payments to the Executive under Section 5 of the Agreement the Company shall establish an irrevocable trust to fund and pay Executive the maximum amount of obligations which could reasonably be expected to become payable hereunder under any circumstances (which may be a "rabbi trust" if so requested by Executive), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be fully funded upon the earlier of a Change in Control or the approval of any regulatory application filed by a potential acquiror of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder.

         11. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         12. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

                  To the Company:           The South Financial Group, Inc.
                                            Poinsett Plaza
                                            104 South Main Street
                                            Greenville, South Carolina 29601
                                            Attn: Mary A. Jeffrey

                  To Executive:             Kendall L. Spencer
                                            13840 Admirals Bend
                                            Jacksonville, FL 32225

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         13. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         14. Remedies in the Absence of a Change in Control. The terms of this
Section 14 will apply in the absence of a Change in Control.

                  14.1 The Executive acknowledges that if he breaches or threatens to breach Executive's covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

                  14.2 All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

                  14.3 In the event that the Executive is reasonably required to engage legal counsel to enforce Executive's rights hereunder against the Company, Executive shall be entitled to receive from the Company Executive's reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         15. Remedies in the Event of a Change in Control. The terms of this
Section 15 shall apply in the event of a Change in Control.

                  15.1 The Executive acknowledges that if he breaches or threatens to breach Executive's covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of South Carolina.

                  15.2 The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of Executive's rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of Executive's rights hereunder under threat of incurring such costs. Accordingly, if at any time after a Change in Control, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate Executive's employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to Executive hereunder, and the Executive has acted in good faith to perform Executive's obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice at the expense of the Company to represent Executive in connection with the protection and enforcement of Executive's rights hereunder, including without limitation representation in connection with termination of Executive's employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in Executive's sole judgment use of common counsel could be prejudicial to Executive or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use Executive's best efforts to agree with such other officers or executives to retain common counsel.

         16. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         17. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         18. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            EXECUTIVE





                                            THE SOUTH FINANCIAL GROUP, INC.


                                            By:
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                                            Title:
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